EX-10.10

                              CONSULTING AGREEMENT


       This  Agreement  is made and entered into as of the 27th day of December,
2004  by  and  between   Gabriele  M.   Cerrone   ("Consultant")   and  Callisto
Pharmaceuticals, Inc. (the "Company").

       WHEREAS, the Consultant is a founder of the Company's Callisto Research Laboratories, LLC subsidiary ("CLabs"), guided the Company's simultaneous acquisition of CLabs and Synergy Pharmaceuticals, Inc., its recapitalization and financing in April 2003, several rounds of financing, exchange listing and advised management in strategic planning and the development of strategic relationships; and

       WHEREAS, the Consultant has served as the Chairman of the Board of since April, 2003; and

       WHEREAS, the Company's management and Board of Directors wishes to assure that the Company will continue to have the services of the Consultant available to it; and

       WHEREAS, the Company's Board of Directors has determined, in light of the importance of the Consultant's continued services to the stability and interests of the Company and its stockholders to reinforce and encourage the Consultant's continued attention and dedication to the Company's affairs.

       WHEREAS, the Company desires to engage Consultant to provide certain consulting services, and Consultant is willing to be engaged by the Company to provide such services, on the terms and conditions set forth below;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. PURPOSE: The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to business development, corporate finance and capital markets matters upon the terms and conditions set forth herein.

       2.     EFFECTIVE DATE AND TERM:

       2.1 EFFECTIVE DATE. This Agreement shall become effective as of January 1, 2005 (the "Effective Date"), provided that the duties of Consultant and the obligations of the Company hereunder shall not commence until Consultant has notified the Company that he has terminated his present employment. This Agreement shall be deemed void if Consultant does not assume his responsibilities hereunder on or prior to February 15, 2005.

       2.2    TERM. Unless earlier terminated pursuant to Section 10 hereof, the
              term  of  this  Agreement   shall  commence  upon  the  date  that
              Consultant assumes his

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              responsibilities under this Agreement (the "Start Date") and shall continue from the Start Date to December 31, 2006 (the "Initial Term"). This Agreement shall thereafter be automatically renewed for successive one year periods unless either party shall notify the other in writing of its intention not to renew this Agreement (a "Non-renewal Notice"), which notice shall be given at least 90 days prior to the end of the then current term (the "Expiration Date"). The period from the Commencement Date to the Expiration Date, including the Renewal Term, if any, is referred to herein as the "Term."


       3. DUTIES OF CONSULTANT: During the term of this Agreement, the Consultant shall devote such portion of his business time and attention to affairs of the Company reasonably necessary to provide the Company with such regular and customary business development, strategic planning, capital markets and corporate finance consulting advice as is reasonably requested by the Company's management and Board of Directors, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement. So long as the Consultant serves as a member of the Company's Board of Directors, Consultant shall serve as Chairman of the Board; PROVIDED, at the request of all of the members of the Board of Directors (not counting the Consultant), the Consultant will relinquish his title as Chairman to the Company's duly appointed chief executive officer, and accept the title of Vice Chairman,.

              3.1.   PERMISSIBLE   SERVICES.   The  Consultant's  services  will
       include advising the Company's Board of Directors and senior management on the following matters:

                     (i)    in-licensing  and  out-licensing   technologies  and
                            compounds;

                     (ii) capitalization and corporate organization of the Company;


                     (iii) structure and pricing of offerings of the Company's securities in public and private transactions;

                     (iv)   alternative uses of corporate assets;

                     (v)    structure and use of debt;

                     (vi)   application   and  maintenance  of  listing  of  the
                            Company's stock in securities exchanges and other appropriate markets;

                     (vii)  strategic planning

                     (viii) management recruitment and compensation; and

                     (ix)   presentations  to  institutional   and  professional
                            individual investors in the U.S. and Europe.

              3.2 PROHIBITED SERVICES. The services to be rendered by the Consultant to the Corporation shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly: any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

       4. COMPENSATION: In consideration for the services rendered by Consultant to the Company pursuant to this Agreement, the Company agrees to pay Consultant the sum of $205,000 at the rate of $17,083.33 per month commencing on the Start Date ("Base

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Compensation").  The Consultant's  Base  Compensation may be increased,  but not decreased by the Compensation Committee of the Company's Board of Directors (or similar committee serving that function, the "Committee"). Once increased, such increased amount shall constitute the Consultant's Base Compensation and shall not be decreased. In addition, Consultant shall be granted an aggregate 375,000 ten year non-qualified stock options pursuant to the Company's Stock Option Plan (the "Plan") at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of execution of this Agreement, as defined in the Plan. Subject to the provision of the Plan and Section 10 of this Agreement, one half of such options shall vest on each of the first two anniversaries of the execution of this Agreement. Once vested, the options may be exercised until their expiration. The Company will include the shares of equity securities of the Company which may be issued upon the exercise of the options in any registration statement under the Securities Act of 1933 which includes securities issuable to any other executive officer of the Company. The Consultant shall be eligible to earn a cash bonus of up to 15% of Base Compensation for each twelve-month period during the Term based on meeting
performance   objectives  and  bonus  criteria  to  be  mutually  identified  by
Consultant and the Company's Board of Directors.

       5.     EXPENSES AND SERVICES:

       5.1 Consultant is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel, cellular telephone (including access charges and business calls), and business entertainment. Additionally, Consultant shall, after having obtaining the approval of the Company's Chief Executive Officer, which shall not be unreasonably withheld, be authorized to incur reasonable expenses for the attendance of conferences in fields relate to oncology, technology of interest to the Company, finance of biotechnology ventures, and similar items related to Consultant's duties and responsibilities as Consultant deems necessary. Company will reimburse Consultant for all such expenses upon presentation by Consultant of appropriately itemized accounts of such expenditures or the Company will pay such expenses directly.

       5.2 During the Term, Consultant shall be provided with computing hardware and software tools, office facilities and qualified, access to Company information and financial records and an experienced administrative assistant (which may be shared with no more than one senior executive officer) as is deemed appropriate by the Consultant and approved by the Company's Chief Executive Officer. Such services and facilities will not be diminished without the Consultant's prior consent.

       6. LIABILITY OF CONSULTANT: The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced,

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disseminated,  quoted  or  referred  to at any  time,  in any  manner or for any purpose, nor may the Company make any public references to Consultant, or use Consultant's name in any annual reports or any other reports or releases of the
Company  without  Consultant's  prior  written  consent.   Consultant's  maximum
liability shall not exceed the cash compensation received from the Company.

       7. CONSULTANT'S SERVICES TO OTHERS: The Company acknowledges that Consultant and its affiliates are in the business of investing and providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others.

       8.     COMPANY INFORMATION:

              a.     The Company  recognizes  and confirms that, in advising the
Company and in fulfilling it engagement hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. The Company agrees to notify Consultant in writing via overnight courier, facsimile or e-mail of any material event and/or change with in twenty-four hours of its occurrence.

              b. Consultant recognizes and acknowledges that by reason of Consultant's retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company's business, which may include, but is not limited to, trade secrets, trade "know-how," product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information relating to the field of in which the Company is actually engaged in research, development, collaboration or sales at the time of such disclosure (collectively referred to as "Confidential Information"). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant's duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant's possession during the Consulting Term shall remain the property of the Company.

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Except as required in the performance of Consultant's duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company's premises, except in connection with the performance of Consultant's duties for the Company and in
a  manner  consistent  with  the  Company's  policies   regarding   Confidential
Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant's possession. .

       9. CONSULTANT AN INDEPENDENT CONTRACTOR: Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

       10.    TERMINATION:

       10.1   TERMINATION WITHOUT CAUSE OR FOR GOOD REASON.

       (a) If this Agreement is terminated by the Company other than for Cause (as defined in Section 10.4 hereof) as a result of Consultant's death or Permanent Disability (as defined in Section
              10.2 hereof), or if Consultant terminates his employment for Good Reason (as defined in Section 10.1 (b) hereof) prior to the Expiration Date, Consultant shall receive or commence receiving as soon as practicable in accordance with the terms of this
              Agreement:

              (i) a severance payment (the "Severance Payment"), which amount shall be paid in a cash lump sum within ten (10) days of the date of termination, in an amount equal to the aggregate amount of the Consultant's Base Compensation for the then remaining term of this Agreement;

              (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by the Company's stock option plans or ten years following the Termination Date;

              (iii) payment in respect of compensation earned but not yet paid (the "Compensation Payment") which amount shall be paid in a cash lump sum within ten (10) days of the date of termination; and

       (b)    For purposes of this  Agreement,  "Good  Reason" shall mean any of
              the  following   (without   Consultant's   express  prior  written
              consent):

              (i) Any material breach by Company of any provision of this Agreement, including any material reduction by Company of Consultant's duties or responsibilities (except in connection with the termination of Consultant's

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                     employment for Cause, as a result of Permanent  Disability, as a result of Consultant's death or by Consultant other than for Good Reason);

              (ii) A reduction by the Company in Consultant's Base Compensation or any failure of the Company to reimburse Consultant for material expenses described in Section 5.1 or provide the services described in Section 5.2 of this Agreement;

              (iii)  The  failure  by  the   Company  to  obtain  the   specific
                     assumption of this Agreement by any successor or assign of Company as provided for in Section 11 hereof;

              (iv) Moving the principal offices of Company to a location outside of the Metropolitan New York Area; or

              (v) Upon a Change of Control of Company (as such term is hereinafter defined).

       10.2 PERMANENT DISABILITY. If Consultant becomes totally and permanently disabled (as defined in the Company's disability benefit plan applicable to senior executive officers as in effect on the date thereof) ("Permanent Disability"), Company or Consultant may terminate this Agreement on written notice thereof, and Consultant shall receive or commence receiving, as soon as practicable:

              (i) amounts payable pursuant to the terms of the disability insurance policy or similar arrangement which Company maintains for the Consultant, if any, during the term hereof;

              (ii) the Compensation Payment which shall be paid to Consultant as a cash lump sum within 30 days of such termination; and

              (iii)  immediate vesting of all unvested stock options.

       10.3 DEATH. In the event of Consultant's death during the term of his employment hereunder, Consultant's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable in accordance with the terms of this Agreement:

              (i) compensation equal to one year's Base Compensation which shall be paid within 30 days of such termination;

              (ii) any death benefits provided under the Consultant benefit programs, plans and practices in which the Consultant has an interest, in accordance with their respective terms;

              (iii)  the   Compensation   Payment   which   shall   be  paid  to
                     Consultant's estate as a cash lump sum within 30 days of such termination; and

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              (iv)   such other payments under  applicable  plans or programs to which Consultant's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

       10.4 VOLUNTARY TERMINATION BY CONSULTANT: DISCHARGE FOR CAUSE. The Company shall have the right to terminate this Agreement for Cause (as hereinafter defined). In the event that Consultant's employment is terminated by Company for Cause, as hereinafter defined, or by Consultant other than for Good Reason or other than as a result of the Consultant's Permanent Disability or death, prior to the Termination Date, Consultant shall be entitled only to receive, as a cash lump sum within 30 days of such termination the Compensation Payment. As used herein, the term "Cause" shall be limited to (i) willful malfeasance or willful misconduct by Consultant in connection with the services to the Company in a matter of material importance to the conduct of the Company's affairs which has a material adverse affect on the business of the Company, (ii) willful continuing refusal by Consultant to perform his duties hereunder as reasonably directed by the Board of Directors after notice of any such refusal to perform such duties or such reasonable direction was given to Consultant by the Board of Directors, or (iii) the conviction of Consultant for commission of a felony. For purposes of this subsection, no act or failure to act on the Consultant's part shall be considered "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Termination of this Agreement pursuant to this Section 10.4 shall be made by delivery to Consultant of a copy of a resolution duly adopted by the affirmative vote of all of the members of the Board of Directors called and held for such purpose (after 30 days prior written notice to Consultant and reasonable opportunity for Consultant to be heard before the Board of Directors prior to such vote), finding that in the good faith business judgment of such Board of Directors, Consultant was guilty of conduct set forth in any of clauses (i) through (iii) above and specifying the particulars thereof.

11.    ASSIGNMENT:

       This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Consultant and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Consultant (except by will or by operation of the laws of intestate succession or by Consultant notifying the Company that cash payment be made to an affiliated investment partnership in which Consultant is a control person) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Company, if such successor expressly agrees to assume the obligations of Company hereunder.

12.    CHANGE IN CONTROL:

       12.1 DEFINITION. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of

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common stock of the surviving  corporation  immediately after the merger, or (B)
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or
(ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any executive benefit plan sponsored by the Company, or such person on the Effective Date hereof is a 20% or more beneficial owner, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or
(iv) at any time during a period of two consecutive years, individuals who at the beginning of such period, constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office, who were directors at the beginning of such two-year period.

       12.2 RIGHTS AND OBLIGATIONS. If a Change in Control of the Company shall have occurred while the Consultant is director of the Company, the Consultant shall be entitled to the compensation provided in Section 10.1 of this Agreement upon the subsequent termination of this Agreement by either the Company, or the Consultant within two years of the date upon which the Change in Control shall have occurred, unless such termination is a result of (i) the Consultant's death; (ii) the Consultant's Disability; (iii) the Consultant's Retirement; or (iv) the Consultant's termination for Cause.

7.     INDEMNIFICATION:

       Consultant, as such and as a Director of the Company, shall be indemnified by the Company against all liability incurred by the Consultant in connection with any proceeding, including, but not necessarily limited to, the amount of any judgment obtained against Consultant, the amount of any settlement entered into by the Consultant and any claimant with the approval of the Company, attorneys' fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature ("Claim"), to which he is made a party or is otherwise subject to, by reason of his being or having been a director, officer, agent or employee of the Company, to the full extent permitted by applicable law and the Certificate of Incorporation of the Company.. Such right of indemnification will not be deemed exclusive of any other rights to which Consultant may be entitled under Company's Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

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14.    MISCELLANEOUS:

              a. This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

              b. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

       If to the Company, to:  Callisto Pharmaceuticals, Inc.
                               420 Lexington Avenue, Suite 1609
                               New York, New York 10170
                               Attention: Gary S. Jacob, CEO

       If to Consultant, to:   Gabriel M. Cerrone
                               c/o Panetta Partners Ltd.
                               1275 First Avenue, Suite 296
                               New York, New York 10021
                               Attention: Gabriele M. Cerrone, Managing Partner

                               With a required copy to:

                               Sommer & Schneider LLP
                               595 Stewart Avenue, Suite 710
                               Garden City, NY 11530
                               Attention: Herb Sommer, Partner

              c.     This   Agreement   may  be   executed   in  any  number  of
counterparts, each of whom together shall constitute one and the same original document.

              d. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

              e. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

              f. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

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              g.     Any amounts due hereunder to Consultant which remain unpaid after their due date, shall bear interest from the due date until paid at a rate of the prime rate (in effect on the date thereof for Citibank).

              h. The Company's obligations to make payments under Section 10 and 12 shall survive termination or expiration of this Agreement.

              i. Consultant shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of this Agreement.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


                                         CONSULTANT


                                         /s/ GABRIELE M. CERRONE
                                         ------------------------------
                                         Gabriele M. Cerrone



                                         CALLISTO PHARMACEUTICALS, INC.


                                         By: /s/ GARY S. JACOB
                                             --------------------------
                                             Name: Gary S. Jacob
                                             Title: Chief Executive Officer


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